QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fairway Group Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FAIRWAY GROUP HOLDINGS CORP.

2284 12th Avenue,
New York, New York 10027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 28, 2015

        Notice is hereby given that the 2015 Annual Meeting of Stockholders of Fairway Group Holdings Corp. (the "Annual Meeting") will be held on Tuesday, July 28, 2015 at 9:00 am (Eastern Time) at 700 West 125th Street (at 12th Avenue), New York, New York 10027 (second floor, above Dinosaur Bar-B-Que).

        We are holding the meeting for the following purposes:

  1.
  to elect two directors to our board of directors to serve until the 2018 Annual Meeting of Stockholders;

  2.
  to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year ending April 3, 2016; and

  3.
  to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record as of the close of business on June 15, 2015 will be entitled to attend or vote at the annual meeting or any adjournment or postponement thereof.

        To make it easy to vote, internet and telephone voting are available. The instructions for voting are on the proxy card.

        If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.

        If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to government-issued photo identification, you should bring proof of ownership of our common stock as of the June 15, 2015 record date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of Fairway common stock as of the record date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

        If you have any questions about the Annual Meeting, you can contact Nicholas Gutierrez, Manager of Finance & Investor Relations, at nicholas.gutierrez@fairwaymarket.com, (646) 616-8000 or 2284 12th Avenue, New York, New York 10027.

By Order of the Board of Directors

Nathalie Augustin Senior Vice President, General Counsel and Secretary

New York, New York
June 23, 2015

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 28, 2015: Fairway's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 29, 2015 are also available at http://investors.fairwaymarket.com/sec.cfm.

FAIRWAY GROUP HOLDINGS CORP.
PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 28, 2015

GENERAL INFORMATION

        Fairway Group Holdings Corp. is making this proxy statement available to its stockholders on or about June 23, 2015 in connection with the solicitation of proxies by the board of directors for our 2015 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on Tuesday, July 28, 2015 at 9:00 a.m. (Eastern Time) at 700 West 125th Street (at 12th Avenue), New York, New York 10027 (second floor, above Dinosaur Bar-B-Que). As a stockholder of Fairway, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement.

        In this proxy statement, all references to "Fairway", "we", "us", or "our" or similar words are to Fairway Group Holdings Corp. and its subsidiaries. Our fiscal year is the 52 or 53 week period ending on the Sunday closest to March 31. For ease of reference, we identify our fiscal years in this proxy statement by reference to the calendar year in which the fiscal year ends. Accordingly, "fiscal 2014" refers to our fiscal year ended March 30, 2014 and "fiscal 2015" refers to our fiscal year ended March 29, 2015. All fiscal years presented consisted of 52 weeks.

        Below are answers to common questions stockholders may have about the Annual Meeting.

  What are the Proxy Materials?

        The "Proxy Materials" are this proxy statement and our annual report to stockholders for the fiscal year ended March 29, 2015.

  What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

        There are two proposals to be voted on at the Annual Meeting:

  1.
  the election of two Class II directors to our board of directors to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

  2.
  the ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for our current fiscal year ending April 3, 2016.

        The Board recommends that you vote FOR both proposals.

        Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

  Who may vote at the meeting?

        Holders of Class A common stock and holders of Class B common stock as of the close of business on June 15, 2015 (the "Record Date") may vote at the Annual Meeting.

  How many votes do I have?

        Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class B common stock are entitled to ten votes per share of Class B common stock held as of the Record Date.

        As of the Record Date, there were 29,777,791 shares of Class A common stock outstanding, which will carry one vote each, and 14,225,455 shares of Class B common stock outstanding that will carry ten votes each.

  What vote is required for each proposal?

        For the election of directors, each director must be elected by a plurality of the votes cast. This means that the two nominees receiving the largest number of "for" votes will be elected as directors. We do not have cumulative voting.

        The ratification of our independent registered public accounting firm and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.

  How are abstentions and broker non-votes counted?

        Abstentions (shares present at the meeting in person or by proxy that are voted "abstain") and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast in respect of the two proposals to be voted on at the Annual Meeting.

  What constitutes a "quorum"?

        The holders of a majority of the votes of the combined shares of Class A common stock and Class B common stock issued, outstanding and entitled to vote, either in person or represented by proxy, constitute a quorum.

  What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

  How do stockholders of record vote?

        There are four ways for stockholders of record to vote:

  •
  Via the internet.  You may vote via the internet by visiting http://www.investorvote.com/FWM and entering the unique control number for your shares located on the proxy card included in the Proxy Materials, or vote using your smartphone by scanning the QR code on the proxy card.

  •
  By telephone.  You may vote by phone by calling (800) 652-VOTE (8683). You will need the control number from your proxy card included in the Proxy Materials.

  •
  By mail.  You may vote by filling out and signing the proxy card included in the Proxy Materials and returning it in the envelope provided.

  •
  In person.  You may also vote your shares in person by completing a ballot at the Annual Meeting.

  How do beneficial owners of shares held in street name vote?

        There are four ways for beneficial owners of shares held in street name to vote:

  •
  Via the internet.  You may vote via the internet by visiting http://www.investorvote.com/FWM and entering the unique control number for your shares located on the proxy card included in the Proxy Materials, or vote using your smartphone by scanning the QR code on the proxy card.

  •
  By telephone.  You may vote by phone by calling (800) 652-VOTE (8683). You will need the control number from the proxy card included in the Proxy Materials.

  •
  By mail.  You may vote by filling out the proxy card you received from the organization holding your shares and returning it as instructed by that organization.

  •
  In person.  If you wish to vote in person at the meeting, you will first need to obtain a legal proxy from the organization that holds your shares. You should contact that organization to obtain a legal proxy.

  Can I change my vote after submitting a proxy?

        Stockholders of record may revoke their proxy before the Annual Meeting by delivering to our Corporate Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.

        Street name stockholders who wish to change their votes should contact the organization that holds their shares.

  If I hold shares in street name through a broker, can the broker vote my shares for me?

        If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain "routine" proposals but cannot vote on other proposals. Proposal 1 (election of directors) is not considered a "routine" proposal. Proposal 2 (ratification of Fairway's independent registered public accounting firm) is a "routine" proposal. If you hold shares in street name and do not vote on Proposal 1, your shares will not be voted in respect of Proposal 1 and will be counted as "broker non-votes."

  Who is paying for this proxy solicitation?

        Fairway is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

  What do I need to do if I want to attend the meeting?

        You will need to provide evidence that you are a stockholder as of the Record Date. If you plan to attend the Annual Meeting and you are a registered stockholder, please bring a valid, government-issued photo identification (such as a driver's license or a passport). If you are the beneficial owner of shares held in "street name" through a bank, broker or other intermediary, in addition to government-issued photo identification, you should bring proof of ownership of our common stock as of the Record

Date. A recent brokerage statement or a letter from your bank, broker or other intermediary that shows your ownership of Fairway common stock as of the Record Date are examples of proof of ownership.

        Use of cameras, recording devices, computers, and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

  Where can I find voting results?

        Final voting results from the Annual Meeting will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting (including the Annual Meeting date).

  I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        Some banks, brokers and nominees may be participating in the practice of "householding" Proxy Materials. This means that only one copy of our Proxy Materials to stockholders may have been sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.

        Upon written or oral request, we will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Nicholas Gutierrez, Manager of Finance & Investor Relations, at nicholas.gutierrez@fairwaymarket.com, (646) 616-8000 or 2284 12th Avenue, New York, New York 10027.

  Whom should I contact if I have additional questions?

        You can contact Nicholas Gutierrez, Manager of Finance & Investor Relations, at nicholas.gutierrez@fairwaymarket.com, (646) 616-8000 or 2284 12th Avenue, New York, New York 10027. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

 PROPOSAL 1: ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will vote to elect the two nominees named in this proxy statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2018 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The board of directors has nominated Michael A. Barr and Stephen L. Key to serve as Class II directors for terms expiring at the 2018 Annual Meeting of Stockholders. The persons named as proxies will vote to elect Messrs. Barr and Key unless a stockholder indicates that his or her shares should be withheld with respect to one or both of such nominees.

        In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. Both of the nominees are currently serving as directors and we do not expect that either of the nominees will be unavailable or will decline to serve.

        The board of directors recommends that you vote FOR each of the nominees for the board of directors in this Proposal 1.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Position
Charles W. Santoro	56	Chairman of the Board of Directors
Michael Barr	44	Director
Howard Glickberg	68	Director
Stephen L. Key	71	Director
General Robert Magnus	68	Director
Farid Suleman	63	Director
John E. Murphy	67	Chief Executive Officer
Edward C. Arditte	60	Co-President and Chief Financial Officer
Kevin McDonnell	51	Co-President and Chief Operating Officer
Dorothy Carlow	36	Executive Vice President—Chief Merchandising Officer
Nathalie Augustin	45	Senior Vice President—General Counsel & Secretary
Maureen Minard	51	Senior Vice President—Chief Information Officer
Peter Romano	57	Vice President—Produce
Linda M. Siluk	58	Vice President—Finance and Chief Accounting Officer

Directors

        We believe our board of directors should be comprised of individuals with sophistication and experience in many substantive areas that impact our business. We believe experience, qualifications or skills in the following areas are most important: retail sales, marketing, accounting, finance and capital structure, strategic planning and leadership of complex organizations, legal and regulatory affairs, people management and board practices of other entities. We believe that all of our current board members possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each board member in the individual biographies below.

        Class I Directors.    The term of the following Class I director will expire at the 2017 Annual Meeting of Stockholders:

        Farid Suleman has served as a director of Fairway since August 2012. Mr. Suleman is the managing partner of Loxodonta Ventures LLC, a privately held investment company. Mr. Suleman was the President and Chief Executive Officer of Citadel Broadcasting Corporation and a member of its board of directors from March 2002 to September 2011 and was also the Chairman of the board from March 2002 through June 2010. From February 1994 until February 2007, he was a director of Westwood One, Inc. and was a special limited partner of Forstmann Little & Co., a private equity firm, from March 2002 until June 2007. He previously served as a member of the Senior Executive Advisory Board of Sterling Investment Partners. Mr. Suleman's qualifications to sit on our board include his substantial experience in the areas of corporate strategy, as well as general executive and leadership expertise and his service on the board of directors and audit committees of other public companies.

        Class II Directors.    The following two Class II directors are the only nominees for election at the Annual Meeting, for a term that will expire at the 2018 Annual Meeting of Stockholders:

        Michael A. Barr has served as a director of Fairway since January 2007. Mr. Barr is a partner at Sterling Investment Partners. From 1999 until joining Sterling Investment Partners in 2001, Mr. Barr served as Vice President of Finance of Wellsteads, Inc., an eRestaurant start-up company offering takeout and delivery, where he was responsible for all financial functions. From 1998 to 1999, Mr. Barr was an Associate in the Corporate Finance Department of Lehman Brothers, Inc. and from 1993 to 1996, he was an auditor at Arthur Andersen, L.L.P. Mr. Barr earned a B.A. degree from Claremont McKenna College and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Barr also serves as a director of a variety of private companies. Mr. Barr's qualifications to sit on our board include his substantial experience in the areas of corporate strategy, accounting, operations, logistics and distribution, and finance, including capital markets and mergers and acquisitions.

        Stephen L. Key has served as a director of Fairway since August 2012. Since 2003, Mr. Key has been the sole proprietor of Key Consulting, LLC, a financial consulting firm. From 1995 to 2001, Mr. Key served as Executive Vice President and Chief Financial Officer of Textron Inc., a New York Stock Exchange listed major diversified aerospace and defense company. From 1992 to 1995, Mr. Key served as the Executive Vice President and Chief Financial Officer of ConAgra, Inc., a New York Stock Exchange listed leading food company in North America. Prior to joining ConAgra, Mr. Key occupied multiple roles at Ernst & Young, including Managing Partner of the New York Office from 1988 to 1992. Mr. Key is a Certified Public Accountant in the State of New York. Mr. Key earned an A.B. from Dartmouth College and an M.B.A. from Cornell University. Mr. Key has served as a member of the Board of Directors and Chairman of the Audit Committee of Greenhill & Co., Inc., an investment bank, since 2004, and 1-800 Contacts, Inc., a contact lens distributor, from 2005 to June 2012. From 2010 through 2012, Mr. Key served on the Board of Directors of Forward Industries, Inc., a manufacturer of carrying cases. From 2006 through 2007, Mr. Key served on the Board of Directors of Sitel, a business-to-business service provider. He previously served as a member of the Senior Executive Advisory Board of Sterling Investment Partners. Mr. Key's qualifications to sit on our board include his substantial experience in the areas of public accounting, his knowledge of the food industry and his service on the board of directors and audit committees of other public companies.

        Class III Directors.    The term of the following three Class III directors will expire at the 2016 Annual Meeting of Stockholders:

        Charles W. Santoro has served as Chairman of the Board of Fairway since January 2007 and served as Executive Chairman of the Board from September 2012 until September 2014. Mr. Santoro is co-founder and a managing partner at Sterling Investment Partners, a Westport, Connecticut based private equity firm. Before co-founding Sterling Investment Partners in 1998, Mr. Santoro was Vice Chairman, Investment Banking of Paine Webber Group, Inc. from 1995 to May 2000. Prior to joining Paine Webber in 1995, Mr. Santoro was a Managing Director of Smith Barney, Inc., in charge of that firm's Multi-Industry and New Business Development Groups. Prior to that, Mr. Santoro was responsible for Smith Barney's cross-border and international investment banking activities in New York and London, serving on its International Board of Directors. Mr. Santoro began his career at Morgan Stanley in New York and London, where he served as vice president, and was the operations officer of the European Mergers & Acquisitions Department. Mr. Santoro earned a B.A. degree from Columbia University and an M.B.A. from Harvard Business School. From April 2000 through May 2012, Mr. Santoro served on the Board of Directors of Interline Brands, Inc., a New York Stock Exchange listed leading national distributor and direct marketer of maintenance, repair and operations products, and its predecessors. Mr. Santoro also serves as chairman of the board or a director of a variety of private companies. Mr. Santoro's qualifications to sit on our board include his substantial experience in the areas of operations, corporate strategy, international and domestic business, logistics and distribution, outsourcing, sales and marketing, and finance, including capital markets and mergers and acquisitions.

        Howard Glickberg has served as a director since January 2007 and was our Vice Chairman of Development from January 1, 2012 to November 14, 2014. He previously served as our Chief Executive Officer from January 2007, when we were acquired by investment funds managed by an affiliate of Sterling Investment Partners (the "Sterling Funds"), to December 2011 and as our President from

January 2007 until June 2010. Prior to our acquisition by the Sterling Funds in 2007, Mr. Glickberg served our company in various capacities since 1974, including Chief Executive Officer, President and Chief Financial Officer. Mr. Glickberg is the grandson of our founder. Mr. Glickberg's qualifications to sit on our board include his involvement as an owner and operator of our company for almost 40 years and his substantial experience in the areas of retail food sales, merchandising, marketing, store development, strategic planning and leadership of complex organizations and people management.

        General Robert Magnus has served as a director of Fairway since February 2014. General Magnus retired in 2008 from the United States Marine Corps after a 39-year career. Prior to his retirement, he held the position of 30th Assistant Commandant of the Marine Corps, acting as the second senior officer for 230,000 Marines and Sailors and 20,000 civilian employees. Earlier, he served from 2001 to 2005 as Deputy Commandant (Programs and Resources), responsible for directing the Marine Corps' planning and execution of manpower, equipment, infrastructure and readiness requirements. General Magnus serves on the Boards of Directors of Agusta Westland NA, EnerSys and Elbit Systems of America (on which he serves as Board Chairman). In addition to his military training and education, he earned a B.A. degree from the University of Virginia and an M.S. degree from Strayer College. General Magnus' qualifications to sit on our board include his important and diverse management roles in the Marine Corps in areas such as strategy and operations, and his extensive experience in logistics and planning.

Executive Officers

        John E. Murphy has served as our President and Chief Executive Officer since September 2014. Mr. Murphy was a co-founder and Chief Operating Officer of natural foods grocer Fresh Fields, Inc. from 1990 to 1997. Most recently he served as Chief Executive Officer of Earth Fare, Inc., an organics and natural food chain with locations in the Southeast and Midwest, from 2008 to April 2014 and as a director from 2007 to April 2014. In addition, Mr. Murphy had been an Operating Partner at McCown Deleeuw & Co., the private equity firm that owned the 24 Hour Fitness chain, and a Vice President of Operations at Purity Supreme Supermarkets. Mr. Murphy received his B.A. degree in history from the University of Massachusetts.

        Edward C. Arditte has served as our Co-President and Chief Financial Officer since February 2014 and as our Executive Vice President—Chief Financial Officer from December 2012, when he joined us, to February 2014. He served as a consultant to us in October and November 2012. Mr. Arditte has over 35 years of finance and operating experience with large, multi-industry companies, including Tyco International Ltd., where he served from May 2003 to May 2010 as a Senior Vice President with responsibility for strategy, investor relations and communications. Prior to joining us, Mr. Arditte had a consulting firm specializing in finance, strategy and investor relations. Immediately prior to joining Tyco International, he served as the Chief Financial Officer of BancBoston Capital, the private equity division of Fleet National Bank, for 16 months. Mr. Arditte also spent 16 years at Textron Inc., where he served in a variety of management roles including Vice President & Treasurer, Chief Financial Officer of a major operating division and Vice President of Investor Relations and Risk Management. He began his career as a corporate banker at Security Pacific National Bank. Mr. Arditte is a director of AccuWeather, Inc. Mr. Arditte earned a B.A. degree from the University of California at Riverside and an M.B.A. degree from Boston University.

        Kevin McDonnell has served as our Co-President and Chief Operating Officer since February 2014 and as our Senior Vice President—Chief Operating Officer from April 2012 to February 2014. He served as our Chief Merchandising Officer from August 2007 to April 2012. Prior to joining us in August 2007, Mr. McDonnell served in various capacities at The Great Atlantic & Pacific Tea Company for over 27 years, most recently as Senior Vice President of Sales and Merchandising.

        Dorothy M. Carlow has served as our Executive Vice President—Chief Merchandising Officer since November 2014. From April 2012 to October 2014, Ms. Carlow was the Chief Merchandising Officer of Earth Fare, a North Carolina based specialty supermarket chain, where she led merchandising, marketing, transportation, and logistics. From April 2009 to April 2012, Ms. Carlow served in other positions at Earth Fare, including Vice President of Produce, Business Development and Marketing and Online Communications Director. Ms. Carlow earned her B.S. degree from the George Washington University in Washington, D.C.

        Nathalie Augustin has served as our Senior Vice President—General Counsel and Secretary since April 2012. Ms. Augustin joined us in June 2007 as Vice President—General Counsel and Secretary. Prior to joining us, Ms. Augustin served in various capacities at The Donna Karan Company LLC, an international fashion design house and a subsidiary of LVMH Moët Hennessy Louis Vuitton, from June 1999 to May 2007, most recently as Vice President and Associate General Counsel. Prior to joining Donna Karan, Ms. Augustin was an associate at Cleary Gottlieb Steen & Hamilton LLP for approximately 5 years. Ms. Augustin began her legal career as a law clerk to the Honorable Sterling Johnson of the United States District Court for the Eastern District of New York. She received her law degree from Harvard Law School and a B.A. degree from Columbia College.

        Maureen Minard has served as our Senior Vice President—Chief Information Officer since April 2015. From 2004 until she joined us, Ms. Minard was the Group Vice President of Business Systems for Aéropostale, Inc. a specialty apparel company where she led the applications team in support and implementation of all corporate systems. Ms. Minard received her B.S. degree in Business Administration from Montclair State College.

        Peter Romano has served as our Vice President—Produce since January 2007. He joined the company in April 1977 and served in various capacities, including as produce buyer, produce supervisor, produce manager and, from 2002 to January 2007 as a junior partner responsible for produce.

        Linda M. Siluk has served as our Vice President—Finance and Chief Accounting Officer since October 2011, as our Vice President, Finance and Corporate Controller from October 2010 to October 2011, and as a Senior Project Manager from August 2009 to October 2010, focusing primarily on the implementation of a general ledger software package. Prior to joining us, Ms. Siluk served as the Chief Financial Officer at Drug Fair, a New Jersey-based drug store chain from October 2008 to May 2009. From September 2006 to April 2008, Ms. Siluk was the Senior Vice President, Finance at Ann Taylor. Ms. Siluk received her B.S. in Business Administration from Montclair State College. Ms. Siluk is a certified public accountant.

Board Composition

        Our amended and restated certificate of incorporation provides that our board of directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of six members, of whom Messrs. Key, Magnus and Suleman each qualify as an "independent director" under the rules of the NASDAQ Global Market. Following the Annual Meeting, our board will continue to have six members. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office.

        Each of the current members of our board of directors other than General Magnus was elected according to our stockholders' agreement, pursuant to which the Sterling Funds had the right to designate four directors in aggregate, one of whom was to serve as chairman, and Howard Glickberg and Harold Seybert, one of our former owners, acting jointly, had the right to designate two directors. Messrs. Barr and Santoro were the designees of the Sterling Funds and Mr. Howard Glickberg was the designee of Messrs. Glickberg and Seybert pursuant to our stockholders' agreement. In addition, the Sterling Funds had the right to designate as directors additional persons who were not employed by or affiliates of the Sterling Funds and had relevant business experience, and the Sterling Funds so designated Messrs. Key and Suleman. Our stockholders' agreement terminated in April 2013 upon consummation of our IPO. However, the Sterling Funds currently own shares of common stock representing approximately 80.8% of the voting power of our common stock and, for so long as the outstanding shares of our common stock owned by the Sterling Funds and its permitted transferees represent a majority of the combined voting power of our common stock, the Sterling Funds and its permitted transferees will have the ability to control the nomination and election of directors.

Classified Board

        Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes, each serving staggered three-year terms, as further described above.

        Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

        So long as our board of directors is classified, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, one-third of the additional number of directors will be allotted to each class.

        The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Controlled Company Status

        The Sterling Funds currently control a majority of the voting power of our outstanding common stock. As a result, we are a "controlled company" under the corporate governance standards of the NASDAQ Global Market. As a controlled company, we may elect not to comply with certain corporate governance requirements, including the requirements:

  •
  that a majority of our board of directors consists of "independent directors," as defined under the rules of the NASDAQ Global Market;

  •
  that we have a nominating committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  that we conduct annual performance evaluations of the nominating committee and compensation committee.

        These exemptions do not modify the independence requirements for our audit committee and we comply with the applicable requirements of the Sarbanes-Oxley Act and NASDAQ Global Market corporate governance standards with respect to our audit committee. We replaced Mr. Barr with General Magnus, an independent director, on our audit committee and compensation committee on February 5, 2014, so that each such committee consists entirely of independent directors in accordance with NASDAQ Global Market corporate governance standards.

        Following our IPO, we have utilized the "controlled company" exemption from certain corporate governance requirements as mandated by the NASDAQ Global Market, as described above. As a result, we do not have a majority of independent directors as defined under the NASDAQ rules, and we do not have a separate nominating committee. Further, we will not be required to have an annual performance evaluation of our compensation committee, which began to consist solely of independent directors in February 2014. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NASDAQ Global Market. Conflicts of interest may arise because some of our directors are representatives of our controlling stockholders.

        When the Sterling Funds no longer own or otherwise control more than 50% of the voting power of our outstanding common stock, we will no longer be a "controlled company." At that time, we will have to form a nominating committee and comply with the independent board committee requirements as they relate to the nominating and compensation committees, with (1) one independent committee member at the date we are no longer a "controlled company", (2) a majority of independent committee members within 90 days of the date we are no longer a "controlled company" and (3) all independent committee members within one year of the date we are no longer a "controlled company." Additionally, if at the time we cease to be a "controlled company" we do not have a majority of independent directors as defined under the NASDAQ rules, we will have 12 months from the date we cease to be a "controlled company" to have a majority of independent directors on our board of directors.

        As long as the outstanding shares of our common stock owned by the Sterling Funds and their permitted transferees represent a majority of the combined voting power of our common stock, the Sterling Funds and their permitted transferees will be able to effectively control all matters submitted to our stockholders for a vote, as well as the overall management and direction of our company.

Family Relationships of Directors and Executive Officers

        None of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director. However, Larry Santoro, the brother of Charles Santoro, chairman of our board of directors, served as our Senior Vice President—Chief Administrative Officer until August, 2014.

Board of Directors Leadership Structure

        We currently separate the roles of chairman of the board of directors and chief executive officer. Charles W. Santoro, a co-founder and a managing partner of Sterling Investment Partners, our controlling stockholder, serves as chairman of the board. This structure enables the board of directors to effectively exercise its role in oversight of Fairway while allowing our Chief Executive Officer, John E. Murphy, to focus on the management of the day-to-day conduct of our business. The board may review and change its leadership structure in the future.

Board of Directors Role in Risk Oversight

        The board of directors oversees the risk management activities designed and implemented by our management. The board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the board of directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

        The board has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Board and Committee Meetings; Annual Meeting Attendance

        During fiscal 2015, the board of directors held 12 meetings and acted by written consent 4 times; the audit committee held 7 meetings and did not act by written consent; and the compensation committee held 7 meetings and did not act by written consent. During that period, each director attended at least 83% of the total number of meetings of the board and committees on which he serves.

        We have no formal policy with respect to director attendance at annual meetings of stockholders; however, we encourage all directors to attend annual meetings of stockholders. All directors attended the 2014 Annual Meeting of Stockholders.

Board Committees

        In connection with our initial public offering ("IPO") in 2013, our board of directors established an audit committee and a compensation committee. Each of the committees reports to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

  Audit Committee

        The audit committee is responsible for, among other matters: (1) appointing, retaining, terminating and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered accounting firm's qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (6) reviewing and approving certain related person transactions. Our board of directors has adopted a written charter for the audit committee, which is available on our corporate website at http://investors.fairwaymarket.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Our audit committee consists of Messrs. Key, Magnus and Suleman, and Mr. Key serves as the chairman of such committee. We believe Mr. Key qualifies as our "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K. The designation does not impose on Mr. Key any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors.

  Compensation Committee

        The compensation committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. Our board of directors has adopted a written charter for the compensation committee, which is available on our corporate website at http://investors.fairwaymarket.com/corporate-governance.cfm. The information on our website is not part of this proxy statement.

        Our compensation committee consists of Messrs. Suleman, Key and Magnus and Mr. Suleman serves as the chairman of such committee.

Policy Regarding Nominations

        The policy of our board of directors is to encourage the selection of directors who will contribute to our success. Our board of directors is responsible for identifying and nominating members for election to our board of directors. The board of directors considers recommendations from directors, stockholders and others as it deems appropriate. Our board of directors may review from time to time the appropriate skills and characteristics desired of members of the board of directors, including the appropriate role of diversity. In evaluating potential candidates for nomination, our board of directors considers these factors in light of the specific needs of the board of directors at that time and will also consider advice and recommendations from Sterling Investment Partners.

        The board of directors does not distinguish between nominees recommended by stockholders and other nominees. However, stockholders desiring to nominate a director candidate at the annual meeting must comply with certain procedures. In order for a stockholder nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2016, the proposal or nomination must be received by us at our principal executive offices no later than February 24, 2016. Stockholders wishing to nominate a director before the annual meeting to be held in 2016 (but not include it in our proxy materials) must provide written notice of such proposal to our Corporate Secretary at our principal executive offices between March 30, 2016 and April 29, 2016 and comply with the other provisions of our amended and restated bylaws.

Communication with the Board of Directors

        Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our Corporate Secretary at 2284 12th Avenue, New York, New York 10027. Communications should contain instructions on which member or members of the board the communication is intended for. In general, such communication will be forwarded to the intended recipients. However, the Corporate Secretary may, in her discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2015, no member of the compensation committee was one of our officers or employees. None of our executive officers or members of our board of directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Code of Business Conduct

        We have adopted a code of business conduct applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at http://investors.fairwaymarket.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.

Limitation on Liability and Indemnification Matters

        Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered into agreements to indemnify our directors and executive officers and certain other employees as determined by our board of directors. With specified exceptions, these agreements provide our directors, executive officers and specified employees with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under Delaware law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damages.

 DIRECTOR COMPENSATION

        We pay each of our non-employee directors $75,000 per year; however, Messrs. Barr, Selden and Santoro waived their director's fees beginning with the fourth quarter of calendar 2014. In addition, we pay each of Messrs. Key, Santoro and Suleman an additional $25,000 per year for serving as chairman of the audit committee, board of directors and the compensation committee, respectively; however, Mr. Santoro waived this fee beginning with the fourth quarter of calendar 2014. We also reimburse our directors for their expenses incurred in connection with attending board and committee meetings and fulfilling their duties as members of our board of directors.

        Prior to the beginning of the calendar year ended December 31, 2014, each of our non-employee directors at the time elected to receive his cash compensation for calendar 2014 in the form of restricted stock units ("RSUs") for shares of Class A common stock, and Mr. Santoro elected to receive his cash compensation for serving as Executive Chairman in the form of RSUs for shares of Class A common stock. Accordingly, on the first trading day following the 15th day of the last month of each calendar quarter beginning with the calendar quarter ended March 31, 2014, each of Messrs. Barr, Key, Santoro and Suleman received that number of RSUs determined by dividing $20,625, $27,500, $41,250, and $27,500 by the closing price of the Class A common stock on that date. On June 16, 2014, Fairway issued to each of Messrs. Barr, Key, Santoro and Suleman RSUs for 2,888 shares, 3,851 shares, 5,777 shares and 3,851 shares, respectively, of Class A common stock. On September 15, 2014, Fairway issued to each of Messrs. Barr, Key, Santoro and Suleman RSUs for 5,302 shares, 7,069 shares, 10,604 shares and 7,069 shares, respectively, of Class A common stock. On December 15, 2014, Fairway issued to each of Messrs. Key and Suleman RSUs for 10,000 shares of Class A common stock, Messrs. Barr and Santoro having waived receipt of their director's fee for the fourth quarter of calendar 2014. Shares of Class A common stock will be issued in settlement of the RSUs on the earliest to occur of (i) the second anniversary of the date of issuance of the RSUs, (ii) the director's death or (iii) a Company Sale Event (as such term is defined in our 2013 Long-Term Incentive Plan (the "2013 Plan")).

        The table below sets forth the annual compensation earned by our directors in fiscal 2015. Information relating to the compensation paid to Mr. Howard Glickberg is set forth below under "Executive Compensation."

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)		All Other Compensation ($)	Total ($)
Charles W. Santoro	—	81,161		—	(2)	—	81,161
Michael Barr	—	40,927		—		—	40,927
Howard Glickberg(3)	—	—		—		—	—
Stephen L. Key	25,000	82,070		—		—	107,070
Robert Magnus	75,000	—		—		—	—
William Selden	—	—	(4)	—		—	—
Farid Suleman	25,000	82,070		—		—	107,070

(1)
Reflects the grant date fair value of the grants of restricted stock units during fiscal 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"). See Note 10 to our audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended March 29, 2015 (the "Annual Report"). This amount does not reflect the actual economic value realized by the director. Based on the closing price of our Class A common stock on March 27, 2015, the last trading day of fiscal 2015, the shares underlying the stock awards to each of Messrs. Santoro, Barr, Key and Suleman had a value of $97,795, $48,895, $124,892 and $124,892, respectively.

(2)
Does not reflect the fair value of options to purchase 121,603 shares of Class A common stock that were awarded to Mr. Santoro during fiscal 2014 in connection with our IPO and were surrendered to the Company during fiscal 2015.

(3)
Prior to November 14, 2014, Mr. Glickberg was an executive officer and received compensation for his services as an executive officer, and Mr. Glickberg continues to receive severance pay. The compensation for Mr. Glickberg is reported in "Executive Compensation—Summary Compensation Table." Mr. Glickberg does not receive additional compensation for services provided as a member of our Board of Directors.

(4)
On June 16, 2014, we issued Mr. Selden 2,888 RSUs in lieu of director's compensation of $20,625 for the calendar quarter ended June 30, 2014 based the closing price of the common stock on that date, and on September 15, 2014, we issued Mr. Selden 5,302 RSUs in lieu of director's compensation of $20,625 for the calendar quarter ended September 30, 2014 based the closing price of the common stock on that date. However, all of these RSUs were surrendered by Mr. Selden on November 14, 2014 in connection with his resignation from the Board of Directors. In addition, Mr. Selden surrendered 97,282 restricted stock units that were awarded to Mr. Selden during fiscal 2014 in connection with our IPO.

 EXECUTIVE COMPENSATION

Basis of Presentation

        Our fiscal year is the 52- or 53-week period ending on the Sunday closest to March 31. Our last two completed fiscal years, both of which consisted of 52 weeks, ended on March 30, 2014 and March 29, 2015. For ease of reference, we identify our fiscal years in this proxy statement to the calendar year in which the fiscal year ends. For example, "fiscal 2015" refers to our fiscal year ended March 29, 2015.

Emerging Growth Company Status

        We qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, also known as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers, our former Chief Executive Officer and our former Vice Chairman of Development, and have not included a compensation discussion and analysis (CD&A) of our executive compensation programs in this proxy statement. In addition, for so long as we are an emerging growth company, we will not be required to:

  •
  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and

  •
  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation.

        We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1 billion or more in annual gross revenues; (ii) the end of fiscal 2019; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter.

Summary Compensation Table

        As an emerging growth company, we have opted to comply with the executive compensation rules applicable to "smaller reporting companies," as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The table below sets forth the annual compensation earned during fiscal 2015 and fiscal 2014 by our current and former principal executive officers, our next two most highly-compensated executive officers, and our former Vice Chairman of Development, who would have been one of our three most highly-compensated executive officers had he been an executive officer at fiscal year-end (our "Named Executive Officers" or "NEOs").

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
John E. Murphy	2015	350,025		150,000		2,393,500	(3)	57,750	165,237	(4)	3,116,512
Chief Executive Officer(2)
William E. Sanford	2015	263,365		—		—	(6)	—	129,910	(7)	393,275
Former Interim Chief Executive Officer(5)	2014	415,000		—		1,598,866	(8)	610,595	23,979	(9)	2,648,440
Howard Glickberg	2015	380,769	(11)	—		486,963	(3)(12)	—	244,232	(13)	1,111,965
Director and Former Vice Chairman of Development(10)	2014	983,443	(14)	1,840,000	(15)	2,084,512	(8)	194,564	64,204	(16)	5,166,723
Edward C. Arditte	2015	350,000		—		335,000	(3)	57,750	119,102	(18)	861,852
Co-President and Chief Financial Officer(17)	2014	350,000		100,000	(19)	2,565,412	(8)	563,564	100,988	(20)	3,679,964
Dorothy Carlow	2015	176,923		50,000		1,342,750	(3)	57,750	87,288	(22)	1,714,711
Executive Vice President—Chief Merchandising Officer(21)

(1)
Reflects the grant date fair value of the grants of options during the fiscal year, computed in accordance with FASB ASC 718. See Note 10 to our audited consolidated financial statements in the Annual Report. This amount does not reflect the actual economic value realized by the individual.

(2)
Mr. Murphy became our Chief Executive Officer on September 18, 2014.

(3)
Reflects the grant date fair value of the grants of restricted stock units during fiscal 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"). See Note 10 to our audited consolidated financial statements in the Annual Report. This amount does not reflect the actual economic value realized by the individual. Based on the closing price of our Class A common stock on March 27, 2015, the last trading day of fiscal 2015, the shares underlying the stock awards to each of Messrs. Murphy, Glickberg, Arditte and Ms. Carlow had a value of $4,179,000, $703,821, $746,250 and $1,492,500, respectively.

(4)
Includes $65,115 for housing-related expenses, $13,382 for automobile related expenses, $84,279 for income tax gross-ups and $2,462 of group term life insurance premiums.

(5)
Mr. Sanford became our interim Chief Executive Officer on February 5, 2014. Previously, he had served as our President from April 2012 and our Chief Financial Officer from April 2012 to December 2012. Mr. Sanford stepped down as our interim Chief Executive Officer on September 18, 2014.

(6)
Does not include the value of 127,282 RSUs awarded in fiscal 2014 whose vesting was accelerated upon Mr. Sanford stepping down as our interim Chief Executive Officer on September 18, 2014.

(7)
Includes $16,436 for automobile related expenses and $1,473 of group term life insurance premiums. Also includes $112,000 paid to Mr. Sanford for consulting services in fiscal 2015.

(8)
Reflects the grant date fair value of the grants of restricted stock units during fiscal 2014, computed in accordance with FASB ASC 718. See Note 10 to our audited consolidated financial statements in the Annual Report. This amount does not reflect the actual economic value realized by the individual. Based on the closing price of our Class A common stock on March 28, 2014, the last trading day of fiscal 2014, the shares underlying the stock awards to each of Messrs. Sanford, Glickberg, and Arditte had a value of $974,980, $1,117,778 and $1,577,378, respectively.

(9)
Includes $22,648 for automobile related expenses and $1,331 of group term life insurance premiums.

(10)
Mr. Glickberg retired as our Vice Chairman of Development effective November 14, 2014. Mr. Glickberg remains a director.

(11)
Reflects the portion of Mr. Glickberg's salary paid in cash. Effective January 1, 2014, $600,000 of Mr. Glickberg's annual salary was being paid in cash, with the remainder of the salary (i.e., the difference between his then annual salary and $600,000) paid in restricted stock units for shares of our Class A common stock. On the last business day of each calendar quarter, Mr. Glickberg was issued, pursuant to our 2013 Plan, that number of RSUs determined by dividing one fourth of the portion of the annual salary to be paid through the issuance of RSUs by the closing price of the Class A common stock on the last business day of such calendar quarter. The RSUs were immediately vested, but shares of Class A common stock were not issued in settlement of the RSUs until the first anniversary of the date of issuance of the RSU then being settled. In fiscal 2015, we issued to Mr. Glickberg 117,893 RSUs in respect of compensation earned in fiscal 2015, which amount is included under the "Stock Awards" column. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg" and the table of RSU and option grants received by NEOs in fiscal 2015 under the heading "Outstanding Equity Awards at Fiscal 2015 Year-End."

(12)
Does not include the value of 145,924 RSUs awarded in fiscal 2014 whose vesting was accelerated upon Mr. Glickberg' retirement as our Vice Chairman of Development effective November 14, 2014.

(13)
Includes a $50,000 food and materials allowance, $6,365 for automobile-related expenses, $4,352 of group term life insurance premiums and a $417 union dues contribution. Also includes $183,089 paid to Mr. Glickberg as severance in respect of fiscal 2015, including the value of 15,371 and 13,847 RSUs issued to Mr. Glickberg for the period ended December 31, 2014 and the quarter ended March 31, 2015, respectively. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg".

(14)
Reflects the portion of Mr. Glickberg's salary paid in cash. Effective January 1, 2014, $600,000 of Mr. Glickberg's annual salary was being paid in cash, with the remainder of the salary (i.e., the difference between his then annual salary and $600,000) paid in restricted stock units for shares of our Class A common stock. On the last business day of each calendar quarter, Mr. Glickberg was issued, pursuant to our 2013 Plan, that number of RSUs determined by dividing one fourth of the portion of the annual salary to be paid through the issuance of RSUs by the closing price of the Class A common stock on the last business day of such calendar quarter. The RSUs were immediately vested, but shares of Class A common stock were not issued in settlement of the RSUs until the first anniversary of the date of issuance of the RSU then being settled, which amount is included under the "Stock Awards" column. On March 31, 2014, subsequent to the end of fiscal 2014, we issued to Mr. Glickberg 24,541 RSUs in respect of the first quarter of calendar 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(15)
Represents a contractual bonus paid in connection with our IPO. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(16)
Includes a $50,000 food and materials allowance, $9,426 for automobile-related expenses, $4,323 of group term life insurance premiums and a $455 union dues contribution.

(17)
Mr. Arditte became our Co-President and Chief Financial Officer on February 5, 2014. Mr. Arditte joined us in December 2012 as our Executive Vice President—Chief Financial Officer.

(18)
Includes $43,325 for housing-related expenses, $5,999 for automobile-related expenses, $63,383 for income tax gross-ups and $4,095 of group term life insurance premiums.

(19)
Represents a bonus paid in connection with our IPO.

(20)
Includes $85,703 for housing-related expenses, $13,405 for automobile-related expenses and $1,880 of group term life insurance premiums.

(21)
Ms. Carlow became our Executive Vice President—Chief Merchandising Officer in November 2014.

(22)
Includes $31,324 for housing-related expenses, $2,508 for travel allowances, $44,610 for tax gross-ups and $8,846 for automobile-related expenses.

        See "—Outstanding Equity Awards at Fiscal 2015 Year-End" below for information regarding equity incentive awards to our NEOs in fiscal 2015. In addition, we did not maintain a pension plan or non-qualified deferred compensation plan for any of our NEOs in fiscal 2015 or fiscal 2014.

Narrative Disclosure to Summary Compensation Table

  Determination of Executive Compensation

        The compensation committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans.

        The compensation committee, pursuant to its charter, has the authority to select and retain experts or consultants to assist the committee in discharging its duties and responsibilities. The compensation committee has in the past engaged Towers Watson to provide compensation data on other companies and recommendations on executive compensation, including bonuses and equity grants. Towers Watson has also provided data and recommendations regarding director compensation.

  Employment Agreements

        Each of our NEOs has entered into an employment agreement with us, as described below. Under the employment agreements, each NEO is entitled to an annualized base salary and is eligible for discretionary bonuses, bonuses based upon performance criteria or bonuses payable upon the occurrence of specified events, as described in his or her respective employment agreement. In addition, each NEO is entitled to other specified perquisites. The employment agreements also contain severance provisions, including potential payments upon termination or a change in control.

        Our employment agreement with Mr. Murphy was entered into in fiscal 2015. Our employment agreement with Mr. Sanford was amended and restated in fiscal 2014, and was effective until Mr. Sanford stepped down in September 2014, whereupon he entered into a consulting agreement with us, as further described below. Our employment agreement with Mr. Glickberg was effective during fiscal 2014 and fiscal 2015, until Mr. Glickberg stepped down as an executive officer effective November 14, 2014, whereupon he entered into a separation agreement with us, as further described below. Our employment agreement with Mr. Arditte was amended and restated in fiscal 2014 and was effective during fiscal 2015. We entered into an employment agreement with Ms. Carlow in connection with her hiring in fiscal 2015.

        In fiscal 2014 Mr. Arditte was awarded a bonus in connection with our IPO. Pursuant to Mr. Glickberg's employment agreement, in fiscal 2014 he was awarded a bonus equal to a specified percentage of the amount received by Sterling Advisers to terminate its management agreement with us in connection with our IPO.

        Pursuant to their employment agreements, Mr. Murphy and Ms. Carlow received bonuses of $150,000 and $50,000, respectively, for fiscal 2015. We did not award any cash performance bonuses to any of our other NEOs in respect of fiscal 2015.

        Jack Murphy.    We entered into an employment agreement with Mr. Murphy, our Chief Executive Officer, on September 18, 2014. The initial term of Mr. Murphy's employment ends August 31, 2016, and will automatically extend for additional one year periods unless either we or Mr. Murphy elect to terminate the agreement. Mr. Murphy currently receives an annual base salary of $650,000, which is subject to increase, but not decrease, by the board of directors. During each fiscal year, Mr. Murphy is eligible for an annual performance bonus determined by the board of directors from time to time in its sole discretion. Such annual bonus is targeted at $400,000 and will be based upon, among other things, his performance and our financial performance. For fiscal 2015, Mr. Murphy was guaranteed a $150,000 bonus as long as we were in compliance with the financial covenants in our credit agreement at year-end. In addition, Mr. Murphy receives a car allowance of $20,000 annually, reimbursement of relocation expenses of up to $100,000 and is entitled to participate in our benefit plans and arrangements for senior management personnel. His employment agreement also contains customary non-competition and non-disclosure provisions.

        Mr. Murphy's employment will terminate upon his death, disability, termination by the board of directors with or without "justifiable cause", termination by him for "good reason" or upon the expiration of his employment term (as such terms are defined in his employment agreement). In the event Mr. Murphy's employment is terminated by us without justifiable cause or by him for good reason or we elect not to renew the agreement, he is entitled to his annual salary for a period ending on the later of (x) August 31, 2016 or (y) one year from the date of termination of his employment. In addition, he is entitled to the amount of any bonuses which have been accrued through the date of termination. If Mr. Murphy's employment is terminated, as described above, we will also pay Mr. Murphy's and his eligible dependents' COBRA health coverage premiums during the "severance period" (as defined in his employment agreement). These severance payments are contingent on Mr. Murphy executing a general release and his compliance with certain provisions in his employment agreement.

        William E. Sanford.    We entered into an employment agreement with Mr. Sanford on March 28, 2013, which was amended and restated effective February 5, 2014 in connection with his becoming our Interim Chief Executive Officer. The initial term of his employment was to end on February 29, 2016 and to automatically extend for additional one year periods unless either we or Mr. Sanford elected to terminate the agreement. Mr. Sanford received an annual base salary of $415,000, which was subject to increase, but not decrease, by the board of directors. During each fiscal year, Mr. Sanford was eligible for an annual performance bonus determined by the board of directors from time to time in its sole discretion. Such bonus was targeted at fifty percent (50%) of annual salary and was based upon, among other things, his performance and our financial performance. In addition, Mr. Sanford received a car allowance of $20,000 annually and was entitled to participate in our benefit plans and arrangements for senior management personnel. His employment agreement also contained customary non-competition and non-disclosure provisions.

        Pursuant to his employment agreement, Mr. Sanford's employment was to terminate upon his death, disability, termination by the board of directors with or without "justifiable cause", termination by him for "good reason" or upon the expiration of his employment term (as such terms are defined in his employment agreement). In the event Mr. Sanford's employment was terminated by us without justifiable cause or by him for good reason or we elect not to renew the agreement, he was entitled to his annual salary for a period ending one year following the date of termination of his employment (two years if such termination occurred during the period between the date an agreement is signed relating to, and the closing of, a change of control of the company (as defined in the employment agreement)). In addition, he was entitled to the amount of any bonuses which had been accrued through the date of termination. If Mr. Sanford's employment was terminated, as described above, we would also pay Mr. Sanford's and his eligible dependents' COBRA health coverage premiums until the earliest of (i) the end of the "severance period" (as defined in his employment agreement), (ii) his employment with another company offering substantially similar benefits or (iii) he or his dependents ceasing to be eligible for coverage. These severance payments were contingent on Mr. Sanford executing a general release and his compliance with certain provisions in his employment agreement.

        Mr. Sanford stepped down as interim Chief Executive Officer in connection with our hiring Mr. Murphy in September 2014, whereupon he began to receive severance under the terms of his employment agreement in April 2015. In connection with his stepping down as interim Chief Executive Officer, all of Mr. Sanford's unvested RSUs and options became fully vested. Mr. Sanford executed a general release, and we and Mr. Sanford entered into a consulting agreement, pursuant to which, Mr. Sanford provided assistance and advisory services, and we paid Mr. Sanford a consulting fee of $28,000 per month for four months. Under the consulting agreement, Mr. Sanford agreed to a non-disparagement covenant and to customary confidentiality and non-solicitation obligations.

        Howard Glickberg.    We entered into an amended and restated employment agreement with Mr. Glickberg, our former Vice Chairman of Development, on December 29, 2011, and an amendment to the employment agreement effective January 1, 2014. Pursuant to his employment agreement, Mr. Glickberg reported solely to the board of directors. The employment agreement had an initial term ending January 18, 2015, which was extended to January 18, 2016 in the January 2014 amendment. The initial term would have automatically extended for two one-year periods until either Mr. Glickberg or we gave notice of non-extension.

        Prior to the 2014 amendment, Mr. Glickberg received an annual base salary of $1,100,000. The 2014 amendment increased his annual salary to $1,350,000, and provided that $600,000 of his annual salary would be paid in cash, with the remainder of the salary (i.e., the difference between his then annual salary and $600,000) paid in restricted stock units for shares of our Class A common stock. On the last business day of each calendar quarter, Mr. Glickberg was issued, pursuant to our 2013 Plan, that number of RSUs determined by dividing one fourth of the portion of the annual salary to be paid through the issuance of RSUs by the closing price of the Class A common stock on the last business day of such calendar quarter. The RSUs were immediately vested, but shares of Class A common stock would not be issued in settlement of the RSUs until the first anniversary of the date of issuance of the RSU then being settled. As partial payment of Mr. Glickberg's base salary, we issued 24,541 RSUs to Mr. Glickberg on March 31, 2014, we issued 28,195 RSUs on June 30, 2014, and we issued 50,133 RSUs on September 30, 2014. Mr. Glickberg's base salary was subject to increase, but not decrease, by the board of directors.

        In addition, Mr. Glickberg received a yearly food and materials allowance of $50,000 and was entitled to participate in our benefit plans and arrangements for senior management personnel. Mr. Glickberg's employment agreement contained customary non-competition (for a period of 5 years) and non-disclosure provisions.

        Mr. Glickberg's employment agreement provided that it would terminate upon his death, disability, termination by the board of directors with or without "justifiable cause," his resignation with or without "good reason" (as defined in Mr. Glickberg's employment agreement) or upon the expiration of his employment term.

        Mr. Glickberg's employment agreement also provided that in the event that we terminated Mr. Glickberg's employment without justifiable cause or Mr. Glickberg terminated his employment for good reason during his initial term, he was entitled to: (i) his annual salary for a period equal to the longer of (x) the remainder of the initial term or (y) one year from the date of termination and (ii) the amount of any bonus which had been accrued through the date of termination. If Mr. Glickberg's employment was terminated without justifiable cause or Mr. Glickberg terminated his employment for good reason after the initial term, Mr. Glickberg was entitled to (i) his then annual salary for a period of one year from the date of termination and (ii) the amount of any bonus which had been accrued through the date of termination. In the event that we elected not to renew Mr. Glickberg's employment agreement for an additional term, we would, following the end of the applicable term, have (i) continued to pay Mr. Glickberg his annual salary for a period of one year from the earlier of (x) the date we notified Mr. Glickberg that we did not intend to renew his employment agreement or (y) the 59th day prior to the expiration date of the then applicable term and (ii) paid Mr. Glickberg the amount of any bonus which had been accrued through the date of termination. If Mr. Glickberg's employment was terminated, as described above, we would, in addition, have been obligated to pay Mr. Glickberg's and his eligible dependents' COBRA continuation health coverage premiums until the earlier of (i) the end of the severance period, (ii) his employment with another company offering substantially similar benefits or (iii) he and his dependents ceasing to be eligible for coverage. These "severance payments" (as defined in his employment agreement) were contingent on Mr. Glickberg executing a general release and his compliance with certain provisions in his employment agreement.

        In connection with his retirement, we entered into a separation agreement with Mr. Glickberg on December 8, 2014, which contains substantially the same rights and obligations as are provided for under his employment agreement. Pursuant to his separation agreement, we will continue to pay his annual salary through January 16, 2016 (the "Severance Period"). During the Severance Period, Mr. Glickberg is to be paid $18,750 per week in cash, and on the last business day of each calendar quarter, we will issue to Mr. Glickberg that number of restricted stock units valued at $48,420.34 in the case of the calendar quarter ended December 31, 2014, $93,750 for each of the calendar quarters in 2015 and $15,483.52 in the case of the calendar quarter ended March 31, 2016. We issued 15,371 and

13,847 RSUs to Mr. Glickberg for the period ended December 31, 2014 and the quarter ended March 31, 2015, respectively. In addition, the Company issued to Mr. Glickberg restricted stock units for 39,565 shares of our Class A common stock, representing the equity portion of his salary that was to be paid through the issuance of restricted stock units during the portion of the fourth quarter when he was an employee. In addition, we will continue to make Mr. Glickberg's car insurance and lease payments and provide him a $50,000 food and materials allowance during the Severance Period. Under his separation agreement, Mr. Glickberg granted us a general release and agreed to a non-disparagement covenant. Mr. Glickberg remains subject to his confidentiality, non-solicitation and non-competition obligations contained in his employment agreement. Pursuant to his separation agreement, Mr. Glickberg will provide assistance and advisory services to our chief executive officer during the Severance Period.

        Pursuant to his separation agreement, restricted stock units for an aggregate of 145,924 shares of our Class A common stock previously granted to Mr. Glickberg became immediately vested, and options to purchase an aggregate of 36,481 shares of the Class A Common Stock became immediately vested; however, these options, together with the options to purchase 12,160 shares of the Class A Common Stock that had previously vested, expired unexercised on February 15, 2015. These options had an exercise price of $15.60 per share.

        Edward C. Arditte.    We entered into an employment agreement with Mr. Arditte, our Co-President and Chief Financial Officer, on December 3, 2012, which was amended and restated effective February 5, 2014. The initial term of his employment ends February 29, 2016, and will automatically extend for additional one year periods unless either we or Mr. Arditte elect to terminate the agreement. Mr. Arditte currently receives an annual base salary of $350,000, which is subject to increase, but not decrease, by the board of directors. During each fiscal year, Mr. Arditte is eligible for an annual performance bonus determined by the board of directors from time to time in its sole discretion. Such bonus will be targeted at fifty percent (50%) of annual salary and will be based upon, among other things, his performance and our financial performance. In addition, Mr. Arditte is entitled to participate in our benefit plans and arrangements for senior management personnel, and is reimbursed, on a fully grossed-up basis, for his rent expense (up to $3,750 per month) and his parking expense (up to $500 per month) in New York. His employment agreement also contains customary non-competition and non-disclosure provisions.

        Mr. Arditte's employment will terminate upon his death, disability, termination by the board of directors with or without "justifiable cause", termination by him for "good reason" or upon the expiration of his employment term (as such terms are defined in his employment agreement). In the event Mr. Arditte's employment is terminated by us without justifiable cause or by him for good reason or we elect not to renew the agreement, he is entitled to his annual salary for a period ending one year following the date of termination of his employment (two years if such termination occurs during the period between the date an agreement is signed relating to, and the closing of, a change of control of the company (as defined in the employment agreement)). In addition, he is entitled to the amount of any bonuses which have been accrued through the date of termination. If Mr. Arditte's employment is terminated, as described above, we will also pay Mr. Arditte's and his eligible dependents' COBRA health coverage premiums until the earliest of (i) the end of the "severance period" (as defined in his employment agreement), (ii) his employment with another company offering substantially similar benefits or (iii) he or his dependents ceasing to be eligible for coverage. These severance payments are contingent on Mr. Arditte executing a general release and his compliance with certain provisions in his employment agreement.

        Dorothy Carlow.    We entered into an employment agreement with Ms. Carlow, our Executive Vice President—Chief Merchandising Officer, as of November 2, 2014. The initial term of her employment ends October 31, 2016, and will automatically extend for additional one year periods unless either we or Ms. Carlow elect to terminate the agreement. Ms. Carlow currently receives an annual base salary of

$400,000, which is subject to increase, but not decrease, by the board of directors. During each fiscal year, Ms. Carlow is eligible for an annual performance bonus determined by the board of directors from time to time in its sole discretion. Such bonus will be targeted at $250,000 and will be based upon, among other things, her performance and our financial performance. For fiscal 2015, Ms. Carlow was guaranteed a bonus of at least $50,000 as long as we were in compliance with the financial covenants in our credit agreement at year-end. In addition, Ms. Carlow is entitled to participate in our benefit plans and arrangements for senior management personnel, and we have agreed to reimburse her documented out-of-pocket expenses incurred in (i) relocating to the New York metropolitan area, including moving expenses and broker costs for the purchase or lease of a residence, up to a maximum of $25,000, and prior to her relocation to the New York metropolitan area, her cost of commuting from her home in North Carolina to New York. Her employment agreement also contains customary non-competition and non-disclosure provisions.

        Ms. Carlow's employment will terminate upon her death, disability, termination by the board of directors with or without "justifiable cause", termination by her for "good reason" or upon the expiration of her employment term (as such terms are defined in her employment agreement). In the event Ms. Carlow's employment is terminated by us without justifiable cause or by her for good reason or we elect not to renew the agreement, she is entitled to her annual salary for a period ending at the later of one year following the date of termination of her employment or October 31, 2016. In addition, she is entitled to the amount of any bonuses which have been accrued through the date of termination. If Ms. Carlow's employment is terminated, as described above, we will also pay Ms. Carlow's and her eligible dependents' COBRA health coverage premiums (less the amount she currently pays in health insurance premiums) until the earliest of (i) the end of the "severance period" (as defined in her employment agreement), (ii) her employment with another company offering substantially similar benefits or (iii) she or her dependents ceasing to be eligible for coverage. These severance payments are contingent on Ms. Carlow executing a general release and her compliance with certain provisions in her employment agreement.

  401(k) Plan

        We adopted our 401(k) plan for employees in 2007. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Service Code of 1986, as amended, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan.

        The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees.

Outstanding Equity Awards at Fiscal 2015 Year-End

        The following table provides information regarding all outstanding equity awards held by our named executive officers as of March 29, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John E. Murphy	—	75,000		—	$3.22	12/29/2024	700,000	4,179,000	—	—
Chief Executive Officer(2)
William E. Sanford	—	—	(4)	—	—	—	—	—	—	—
Former Interim Chief Executive Officer(3)
Howard Glickberg	—	—	(6)	—	—	—	—	—	—	—
Director and Former
Vice Chairman of Development(5)
Edward C. Arditte	12,160	36,481		—	$15.60	4/16/2023	330,924	1,975,616	—	—
Co-President and Chief	22,500	67,500		—	$11.14	2/5/2025
Financial Officer(7)	—	75,000		—	$3.22	12/29/2024
Dorothy Carlow	—	75,000		—	$3.22	12/29/2024	475,000	2,835,750	—	—
Executive Vice President—Chief Merchandising Officer(8)

(1)
Based on our closing stock price on March 27, 2015, the last trading day of fiscal 2015.

(2)
Mr. Murphy became our Chief Executive Officer on September 18, 2014.

(3)
Mr. Sanford became our interim Chief Executive Officer on February 5, 2014. Previously, he had served as our President from April 2012 and our Chief Financial Officer from April 2012 to December 2012. Mr. Sanford stepped down as our interim Chief Executive Officer on September 18, 2014, at which time all of his unvested RSUs vested.

(4)
Mr. Sanford's options to purchase 117,962 shares of Class A common stock became exercisable upon termination of his employment but expired unexercised.

(5)
Mr. Glickberg retired as our Vice Chairman of Development effective November 14, 2014, at which time all of his unvested RSUs vested. Mr. Glickberg remains a director.

(6)
Mr. Glickberg's options to purchase 48,641 shares of Class A common stock became exercisable upon termination of his employment but expired unexercised.

(7)
Mr. Arditte became our Co-President and Chief Financial Officer on February 5, 2014. Mr. Arditte joined us in December 2012 as our Executive Vice President—Chief Financial Officer.

(8)
Ms. Carlow became our Executive Vice President—Chief Merchandising Officer in November 2014.

        The table below sets forth information concerning RSU and option grants received by our named executive officers under our 2013 Plan in fiscal 2015:

Name	Position	Restricted Stock Units		Options
John E. Murphy	Chief Executive Officer	450,000	(1)
		250,000	(2)	75,000	(3)
William E. Sanford	Former Interim Chief Executive Officer	—		—
Howard Glickberg	Director and Former Vice Chairman of Development	24,541	(4)
		28,195	(5)
		50,133	(6)
		39,565	(7)
		15,371	(8)
		13,847	(9)
Edward C. Arditte	Co-President and Chief Financial Officer	125,000	(10)	75,000	(11)
Dorothy M. Carlow	Executive Vice President—Chief Merchandising Officer	225,000	(12)	75,000	(14)
		250,000	(13)

(1)
300,000 RSUs will vest on September 18, 2016, contingent upon Mr. Murphy's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances. The remaining 150,000 RSUs will vest on September 18, 2017, contingent upon Mr. Murphy's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances.

(2)
166,667 RSUs will vest on December 29, 2016, contingent upon Mr. Murphy's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances. The remaining 83,333 RSUs will vest on December 29, 2017, contingent upon Mr. Murphy's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances.

(3)
50,000 options will vest and become exercisable on December 29, 2016, subject to accelerated vesting in certain circumstances. The remaining 25,000 options will vest and become exercisable on December 29, 2017, subject to accelerated vesting in certain circumstances.

(4)
These RSUs were issued to Mr. Glickberg in payment of a portion of his compensation for the calendar quarter ended March 31, 2014, and were settled in shares of Class A common stock on June 3, 2015. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(5)
These RSUs are vested, but will be settled in shares of Fairway's Class A common stock on June 30, 2015. The RSUs were issued to Mr. Glickberg in payment of a portion of his compensation for the calendar quarter ended June 30, 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(6)
These RSUs are vested, but will be settled in shares of Fairway's Class A common stock on September 30, 2015. The RSUs were issued to Mr. Glickberg in payment of a portion of his compensation for the calendar quarter ended September 30, 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(7)
These RSUs are vested, but will be settled in shares of Fairway's Class A common stock on December 19, 2015. The RSUs were issued to Mr. Glickberg in payment of a portion of his compensation for the period from October 1, 2014 to November 14, 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(8)
These RSUs are vested, but will be settled in shares of Fairway's Class A common stock on December 31, 2015. The RSUs were issued to Mr. Glickberg in payment of a portion of his severance for the period from November 15, 2014 to December 31, 2014. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(9)
These RSUs are vested, but will be settled in shares of Fairway's Class A common stock on March 31, 2016. The RSUs were issued to Mr. Glickberg in payment of a portion of his severance for the period from January 1, 2015 to March 31, 2015. See "—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg."

(10)
83,333 RSUs will vest on December 29, 2016, contingent upon Mr. Arditte's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances. The remaining 41,667 RSUs will vest on December 29, 2017, contingent upon Mr. Arditte's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances.

(11)
50,000 options will vest and become exercisable on December 29, 2016, subject to accelerated vesting in certain circumstances. The remaining 25,000 options will vest and become exercisable on December 29, 2017, subject to accelerated vesting in certain circumstances.

(12)
150,000 RSUs will vest on November 2, 2016, contingent upon Ms. Carlow's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances. The remaining 75,000 RSUs will vest on November 2, 2017, contingent upon Ms. Carlow's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances.

(13)
166,667 RSUs will vest on December 29, 2016, contingent upon Ms. Carlow's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances. The remaining 83,333 RSUs will vest on December 29, 2017, contingent upon Ms. Carlow's continued employment, and will be settled in shares of Fairway's Class A common stock, subject to accelerated vesting in certain circumstances.

(14)
50,000 options will vest and become exercisable on December 29, 2016, subject to accelerated vesting in certain circumstances. The remaining 25,000 options will vest and become exercisable on December 29, 2017, subject to accelerated vesting in certain circumstances.

Equity Compensation Plans

  2013 Long-Term Incentive Plan

        In connection with our IPO, our board of directors and stockholders adopted and approved our 2013 Long-Term Incentive Plan. The purpose of our 2013 Plan is to enable us to grant equity-based incentive awards intended to attract, motivate and retain qualified employees, directors and other eligible service providers, and to align their financial interests with those of our stockholders. Following is a brief summary of the material terms of our 2013 Plan.

        Eligibility for Participation.    Our 2013 Plan permits the grant of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), to our and any of our subsidiaries' employees, and the grant of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other forms of equity-based awards to our and any of our subsidiaries' employees, directors, consultants and advisors.

        Authorized Shares.    We have reserved 5,472,136 shares of our Class A common stock for issuance under our 2013 Plan, of which 608,015 shares may only be issued in the form of options having an exercise price per share that is at least 120% of the fair market value of our Class A common stock on the date of grant. The following unissued shares covered by awards granted under our 2013 Plan will remain available for issuance under new awards: (a) shares covered by an option or stock appreciation right that is forfeited or otherwise terminated or canceled for any reason other than exercise; (b) shares covered by an award that is forfeited or that are repurchased by us at the original purchase price; (c) shares covered by an award that is settled in cash or that otherwise terminates without shares being issued; and (d) shares covered by an award that are used to pay the exercise price or satisfy the tax withholding obligations under the award. No more than 1,000,000 shares may be issued pursuant to awards granted in any calendar year to any person.

        Administration.    In general, our 2013 Plan will be administered by the compensation committee of our board of directors. In the case of awards intended to qualify for the "performance-based compensation" exemption from Section 162(m) of the Code, the committee will consist of at least two "outside directors" within the meaning of Section 162(m) of the Code. Subject to the terms of our 2013 Plan, the committee (or its designee) may select the persons who will receive awards, the types of awards to be granted, the purchase price (if any) to be paid for shares covered by the awards, and the vesting, forfeiture and other terms and conditions of the awards, and will have the authority to make all other determinations necessary or advisable for the administration of the plan.

        Stock Options.    The exercise price of any option granted under our 2013 Plan must be at least equal to the fair market value of our Class A common stock on the date the option is granted (110% of fair market value in the case of "incentive stock options" granted to ten percent stockholders and 120% of fair market value in the case of options to purchase 608,015 shares). The maximum term of an option granted under our 2013 Plan is ten years. Subject to our 2013 Plan, the compensation committee will determine the vesting and other terms and conditions of options granted under our 2013 Plan. Generally, a vested option will remain exercisable for a limited period of time after termination of the option holder's employment or other service. In no event, however, may an option be exercised after the expiration of its term.

        Stock Appreciation Rights.    The compensation committee may grant stock appreciation rights under our 2013 Plan. A stock appreciation right allows the recipient to receive payment, in cash and/or shares of our Class A common stock, of the appreciation in the fair market value of our Class A common stock between the date the stock appreciation right is granted and the date it is exercised. The maximum term of a stock appreciation right granted under our 2013 Plan is ten years. The compensation committee will determine the vesting and other terms and conditions of stock appreciation rights granted under our 2013 Plan.

        Restricted Stock.    Under a restricted stock award, we issue shares of our Class A common stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. Unless the compensation committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our 2013 Plan. Generally, if the recipient of a restricted stock award terminates employment or service, any unvested shares will be forfeited to or repurchased by us.

        Restricted Stock Units.    Restricted stock units represent the right to receive shares of our Class A common stock in the future, subject to specified vesting and other terms and conditions determined by our compensation committee. Vested restricted stock units may be settled in cash and/or shares of our Class A common stock. The holder of restricted stock units may not vote the underlying shares before the units become vested and the shares are issued. The compensation committee may provide for the payment of dividend equivalents on restricted stock units granted under our 2013 Plan. Unless the compensation committee determines otherwise, unvested restricted stock units will be forfeited upon termination of a recipient's employment or other service.

        Performance Units/Performance Shares.    Performance units and performance shares are awards that are payable in cash or shares of our Class A common stock upon the achievement of specific performance goals established in advance by our compensation committee. A performance share is an award that has an initial value equal to one share of our Class A common stock. A performance unit is an award that has an initial value equal to a specified dollar amount. The value of a performance share or performance unit at the end of the applicable performance period will depend on whether and the extent to which the specified performance goals are achieved. Unless our compensation committee determines otherwise, performance shares and performance units will be forfeited if the performance goals are not achieved or if the recipient's employment or other service terminates before the end of the performance period.

        Other Forms of Award.    Our compensation committee may make other forms of equity-based awards under our 2013 Plan, including, for example, stock bonus awards and dividend equivalent awards. The vesting and other terms and conditions of any such other forms of award will be determined by our compensation committee, acting within its discretion under our 2013 Plan. In addition, our 2013 Plan authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee. No more than $5,000,000 may be awarded as a cash incentive award to any participant for any calendar year.

        Performance Goals.    The compensation committee may grant awards of restricted stock, performance units, performance shares and other stock-based awards that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the committee. Any one or more of the following performance factors may be used by the compensation committee in establishing performance goals for awards intended to qualify as "performance-based compensation": (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (d) operating income (before or after taxes); (e), net sales or net sales growth; (f) gross profit or gross profit growth; (g) net operating profit (before or after taxes); (h) earnings, including earnings before or after taxes, interest, depreciation and/or amortization; (i) return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); (j) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); (k) gross profit, operating or cash margins; (l) share price (including, but not limited to, growth measures and total stockholder return); (m) expense or cost targets; (n) objective measures of customer satisfaction; (o) working capital targets; (p) measures of economic value added, or economic value-added models or equivalent metrics; (q) inventory control; (r) debt targets; (s) stockholders' equity; (t) implementation, completion or attainment of measurable objectives with respect to new store openings, acquisitions and divestitures, and recruiting and maintaining personnel; or (u) other objective criteria determined by the compensation committee.

        To the extent permitted by law, the compensation committee may also exclude the impact of an event or occurrence which the compensation committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in tax law or accounting standards required by generally accepted accounting principles.

        Performance goals may also be based on an individual participant's performance goals, as determined by the compensation committee.

        In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The compensation committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

        Award Agreements.    Awards granted under the 2013 Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change in control or conditions regarding the participant's employment, as determined by the compensation committee.

        Transferability of Awards.    In general, awards made under our 2013 Plan may not be transferred or assigned, except as may be permitted by our compensation committee. An option or stock appreciation right granted under our 2013 Plan may be exercised only by the recipient during his or her lifetime.

        Recoupment of Awards.    The 2013 Plan provides that awards granted under the 2013 Plan are subject to any recoupment policy we may have in place or any obligation that we may have regarding the clawback of "incentive-based compensation" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under any applicable rules and regulations promulgated by the SEC.

        Capital Changes.    In the event of certain changes in our capitalization, such as a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our Class A common stock, our compensation committee will make appropriate adjustments to the aggregate and individual share limits and to the number, class and/or exercise price under outstanding awards in order to prevent undue diminution or enlargement of the benefits or potential benefits available under our 2013 Plan.

        Change in Control.    In the event of a "company sale event" (as defined in the 2013 Plan), outstanding awards under our 2013 Plan, including any vesting provisions, may be assumed or substituted by the successor company. In general, if an outstanding award is not assumed or substituted, the award will become fully vested and canceled (either as part of the transaction or immediately before the transaction) based upon the transaction value of the shares covered by the award.

        Amendment and Termination.    Our board of directors has the authority to amend or terminate our 2013 Plan, provided such action does not adversely affect then outstanding awards. Amendments to our 2013 Plan will be subject to stockholder approval if such approval is necessary in order to satisfy applicable legal or stock exchange listing requirements. Unless sooner terminated, our 2013 Plan will automatically terminate in 2023, on the tenth anniversary of its effective date.

        Fiscal 2015 Awards.    During fiscal 2015, we issued an aggregate of 1,910,771 RSUs in respect of Class A common stock to certain of our employees and directors and options to purchase an aggregate of 300,000 shares of Class A common stock to certain of our employees and directors. The weighted average grant date fair value of the RSUs was $3.75 and weighted average exercise price of the granted options was $3,22. During fiscal 2015, 396,366 RSUs and options to purchase 517,640 shares were forfeited. At March 29, 2015, we had outstanding under the 2013 Plan 3,195,624 unvested RSUs having a weighted average grant date fair value of $8.26 and 878,722 options having a weighted average exercise price of $13.35.

  2007 Equity Compensation Plan

        Our board of directors adopted, and our stockholders approved, the 2007 Equity Compensation Plan in January 2007. The 2007 Plan provided for the grant of options and restricted stock awards. As of March 29, 2015, we had issued, net of forfeitures, 1,825,289 shares of restricted stock under the 2007

Plan at a price per share of $0.01, of which 1,809,716 shares are fully vested. The 2007 Plan terminated in connection with our IPO and the adoption of our 2013 Plan. However, all outstanding awards will continue to be governed by their existing terms.

        Administration.    Our board of directors, or a committee thereof appointed by our board of directors, has the authority to administer the 2007 Plan and the awards granted under it.

        Stock Options.    The 2007 Plan provided for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, and non-qualified stock options, or NQSOs. ISOs could be granted only to employees. NQSOs could be granted to employees, directors or consultants. The exercise price of ISOs granted to employees who at the time of grant own stock representing more than 10% of the voting power of all classes of our common stock could not be less than 110% of the fair market value per share of our common stock on the date of grant, and the exercise price of ISOs granted to any other employees could not be less than 100% of the fair market value per share of our common stock on the date of grant. The exercise price of NQSOs to employees, directors or consultants could not be less than the par value of our common stock. Our board, or the committee administering the 2007 Plan, had the authority to establish the vesting and other terms of the options.

        Restricted Stock Awards.    The 2007 Plan provided that we could issue restricted stock awards. Each restricted stock award was governed by a restricted stock purchase agreement. Generally, we have the right to repurchase the unvested restricted shares of our common stock upon the termination of the purchaser's status as an employee, director or consultant for any reason, and the vested shares upon a termination of employment for cause or following termination of employment for any reason, or violation of any non-competition or solicitation obligation. In general, the repurchase price for unvested shares is the original price paid by the purchaser and for vested shares is fair market value. Most of the unvested shares of restricted stock automatically vested, and our right to repurchase vested shares terminated, upon consummation of our IPO.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table includes information as of March 29, 2015 for our 2013 Plan:

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,457,766	9.65	579,123
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of the 3,579,044 RSUs vested and unvested at March 29, 2015, since RSUs have no exercise price. At March 29, 2015, we had outstanding options to purchase 878,722 shares of Class A common stock.

        Prior to our IPO, we issued shares of restricted stock under our 2007 Equity Compensation Plan, but did not issue any options, warrants or other rights to acquire shares of common stock under that plan. As a result of our IPO and the adoption of the 2013 Plan, no securities remain available for issuance under the 2007 Equity Compensation Plan.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 15, 2015, for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Applicable percentage ownership is based on 29,777,791 shares of Class A common stock and 14,225,455 shares of Class B common stock outstanding at June 15, 2015. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Fairway Group Holdings Corp., 2284 12th Avenue, New York, New York 10027.

	Shares Beneficially Owned
	Class A common stock			Class B common stock			Percentage of Total Voting Power(1)
	Number		Percent	Number		Percent
5% Stockholders:
The Sterling Funds(2)	8,182,679		27.5%	13,080,655		92.0%	80.8%
Named Executive Officers and Directors:
John E. Murphy	—		—	—		—	—
Edward C. Arditte	46,820	(3)	*	—		—	*
Dorothy M. Carlow	—		—	—		—	—
William E. Sanford(4)	—		—	—		—	—
Charles W. Santoro	8,234,788	(5)	27.7	13,080,655	(6)	92.0	80.8
Michael Barr	1,054	(7)	*	—		—	*
Howard Glickberg	286,290	(8)	1.0	1,122,516	(8)	7.9	6.7
Stephen Key(9)	—	(7)	—	—		—	*
Robert Magnus	—		—	—		—	*
Farid Suleman(10)	1,406	(7)	*	—		—	*
All current directors and officers as a group (14 persons)	8,975,397	(3)(5)(7)(8)(11)	30.1	14,203,171	(6)(8)	99.8	87.7

*
Less than 1%.

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Represents:

•
2,659,807 shares of Class A common stock and 3,537,512 shares of Class B common stock held directly by Sterling Investment Partners, L.P. ("Fund I");

•
37,102 shares of Class A common stock and 49,356 shares of Class B common stock held directly by Sterling Investment Partners Side-By-Side, L.P. ("SBS I");

•
5,385,876 shares of Class A common stock and 9,322,046 shares of Class B common stock held directly by Sterling Investment Partners II, L.P. ("Fund II"); and

•
99,894 shares of Class A common stock and 171,741 shares of Class B common stock held directly by Sterling Investment Partners Side-By-Side II, L.P. ("SBS II" and together with Fund I, SBS I and Fund II, the "Sterling Funds").

  Messrs. M. William Macey, Jr., Douglas L. Newhouse, Charles W. Santoro and William Selden, as the managing members of the general partner of each of the Sterling Funds, share voting and investment power for each of the Sterling Funds. Each of Messrs. Macey, Newhouse, Santoro and Selden disclaims beneficial ownership of the shares beneficially owned by the Sterling Funds, other than the shares attributable to his limited and general partnership interests therein. The address of each of the Sterling Funds is c/o Sterling Investment Partners, 285 Riverside Avenue, Suite 300, Westport, CT 06880.

(3)
Includes 12,160 shares of Class A common stock issuable upon the exercise of options that became exercisable on April 22, 2014, 22,500 shares of Class A common stock issuable upon the exercise of options that became exercisable on February 5, 2015 and 12,160 shares of Class A common stock issuable upon the exercise of options that became exercisable on April 22, 2015.

(4)
Mr. Sanford stepped down as our interim Chief Executive Officer on September 18, 2014 and is no longer one of our officers.

(5)
Includes 8,182,679 shares of Class A common stock beneficially owned by the Sterling Funds. As a member of the general partner of each Sterling Fund, Mr. Santoro has shared voting and investment power with respect to, and therefore may be deemed to be the beneficial owner of, the shares beneficially owned by the Sterling Funds. Mr. Santoro disclaims beneficial ownership of the shares beneficially owned by the Sterling Funds, other than the shares attributable to his limited and general partnership interest therein. See note 2 above. Does not include shares of Class A common stock issuable upon RSUs that have vested but where the shares are not issuable within 60 days of the date of this proxy statement.

(6)
Includes 13,080,655 shares of Class B common stock beneficially owned by the Sterling Funds. As a member of the general partner of each Sterling Fund, Mr. Santoro has shared voting and investment power with respect to, and therefore may be deemed to be the beneficial owner of, the shares beneficially owned by the Sterling Funds. Mr. Santoro disclaims beneficial ownership of the shares beneficially owned by the Sterling Funds, other than the shares attributable to his limited and general partnership interest therein.

(7)
Does not include shares of Class A common stock issuable upon RSUs that have vested but where the shares are not issuable within 60 days of the date of this proxy statement.

(8)
Includes 28,195 shares of Class A common stock issuable in settlement of outstanding RSUs on June 30, 2015. Does not include (i) shares of Class A common stock issuable upon RSUs that have vested but where the shares are not issuable within 60 days of the date of this proxy statement or (ii) shares of common stock owned by Mr. Glickberg's sister, son or daughter.

(9)
Mr. Key has a less than 1% capital commitment to each of SBS I and SBS II.

(10)
Mr. Suleman has a less than 1% capital commitment to SBS II.

(11)
Includes 107,620 shares of Class A Common Stock issuable upon the exercise of options that are or will become exercisable within 60 days of the date of this proxy statement.

 SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide us with copies of all such filed forms. Based solely on our review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during fiscal 2015, except for two Form 4s relating to grants of RSUs to Howard Glickberg on December 19, 2014 and December 31, 2014, which were subsequently filed on February 23, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Our board of directors currently is primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Following our IPO, our audit committee is responsible for the review, approval and ratification of "related-person transactions" between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the audit committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including the amount involved and type of transaction;

  •
  the importance of the transaction to the related person and to our company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

  •
  any other matters the audit committee deems appropriate.

        Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

        Since March 31, 2014 through the date of this proxy statement, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest, other than compensation agreements and other arrangements which are described under "Directors, Executive Officers and Corporate Governance," "Director Compensation" and "Executive Compensation" and the transactions described below.

Transactions with Howard Glickberg

  Real Estate Leases

        Howard Glickberg, one of our directors and a former executive officer, owns a one-third interest in entities which lease to us the premises where a portion of our Broadway store is located, the premises where our Harlem store, Harlem bakery and Harlem warehouse are located and the premises where the parking lot for our Harlem store is located. The remainder of these entities is owned by Mr. Glickberg's former business partners (the "Former Partners"). Each lease commenced on January 18, 2007 and terminates on January 31, 2032, with two five-year renewal options. Each lease provides that the base rent is to be reset to fair market rent based upon the highest and best retail use of the premises (without reference to the lease), as of February 1, 2012, 2019, 2024 and 2029 and, if the renewal options are exercised, 2034 and 2039, subject to a cap on the amount of the increase in the base rent of (i) 150% of the first lease year annual base rent for the fair market adjustment as of February 1, 2012 and (ii) 200% of the sixth lease year annual base rent for the fair market adjustment as of February 1, 2017, and no cap thereafter, and further, subject to the condition that regardless of the determination of fair market rent, it cannot be less than the annual base rent for the immediately preceding year. In all other years the annual base rent is to be increased by an amount equal to the percentage increase in the consumer price index, subject to an annual 5% cap. The leases for these premises provide that if we and the landlord are unable to agree upon the fair market rent, it will be determined by "baseball" style arbitration, where we propose a fair market rent for each property and the landlord proposes a fair market rent for each property and a neutral arbitrator chooses either our proposal or the landlord's proposal. Annual base rent payable under these leases during the lease year ended January 31, 2015 aggregated $4,518,024. During fiscal 2015, rental payments (excluding maintenance and taxes that we are obligated to pay) under these leases aggregated $4,527,816. Based on Mr. Glickberg's ownership interest in these entities and before giving effect to any expenses, Mr. Glickberg was entitled to $1,509,272 of the amount that we paid to these entities in fiscal 2015.

        Mr. Glickberg also owns a 16.67% interest in the landlord for the premises where our Red Hook store is located. The initial term of the lease commenced on May 1, 2006 (with rent payments commencing on November 1, 2006) and expired October 31, 2011. We exercised the first of our four five-year renewal options and the current expiration date for the lease is October 31, 2016. Upon any exercise of a renewal option, the annual base rent is to be reset to fair market rent based upon the highest and best retail use of the premises. Annual base rent payable under this lease during the lease year ended October 31, 2014 aggregated $1,421,151. During fiscal 2015, rental payments (excluding taxes that we are obligated to pay) under the lease were $2,833,727. Based on Mr. Glickberg's ownership in this entity and before giving effect to any expenses, Mr. Glickberg is entitled to $472,288 of the amounts that we paid to this entity in fiscal 2015.

        Mr. Glickberg also owns a 16.67% interest in the owner of a co-generation plant from which the Red Hook store purchases electricity, heated/chilled water, hot and cold potable water and sewer services. There is a disagreement between the parties regarding the applicable methodology to be used to calculate utility billings. We believe that the owner of the co-generation plant has overcharged us for utilities since our initial occupancy of the premises in December 2005. Since November 2008, with the exception of the post-Hurricane Sandy period through fiscal year 2014, when we received utilities from the local utility provider because the co-generation plant was not operational, we have not fully paid the utility invoices, but instead remitted lesser amounts based on the methodology that we believe represents the parties' original intentions with respect to the utility charge calculations. We believe that we will be successful in negotiating an amicable resolution of the outstanding utility issues between the parties. We paid this entity $1,239,303 in fiscal 2015; however, during the post-Hurricane Sandy period through fiscal year 2014, the co-generation plant passed on our payments to the local utility provider. Based on Mr. Glickberg's ownership in this entity and before giving effect to any expenses (including any payments to the local utility provider), Mr. Glickberg is entitled to $206,551 of the amount that we paid this entity in fiscal 2015.

  Employment Agreement and Separation Agreement

        See "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements—Howard Glickberg" for information regarding our employment agreement and separation agreement with Mr. Howard Glickberg.

  Signage

        We have the right to use the "LED" above our Harlem store, which sign is owned by 2328 On Twelfth, LLC, which is 1/3 owned by Mr. Glickberg, a director and our former vice chairman of development, with the remainder owned by the Former Partners. Although we do not pay for use of the sign, we pay a third party the costs and expenses of operating the sign, primarily electricity and maintenance. We paid $33,625 in fiscal 2015 with respect to electricity and maintenance services for the LED sign. We understand that Mr. Glickberg does not have an economic interest in the entity to which we make these payments; however, he could be deemed to be receiving a benefit from these payments because otherwise the owner of the sign would need to make such payments.

Registration Rights Agreement

        We have entered into a Registration Rights Agreement with the Sterling Funds, Howard Glickberg and certain of our pre-IPO stockholders, who we refer to collectively as the "Stockholders."

        The Sterling Funds may at any time require that we register their shares under the Securities Act. Upon the request for a demand registration, we must notify the other Stockholders party to the Registration Rights Agreement of the request and give them the opportunity to request that their shares be included in the registration.

        We call the right to require us to register shares a "demand registration right" and the resulting registration a "demand registration." The Sterling Funds may request up to two long-form registrations of Registrable Securities (as defined in the Registration Rights Agreement) on Form S-1. In addition, the Stockholders may request an unlimited number of short-form registrations of Registrable Securities on Form S-3 after we have qualified for the use of Form S-3. Demand registrations will be short-form registrations whenever we are permitted to use Form S-3.

        The Stockholders can request to participate in registrations of any of our securities for sale by us or by a third-party other than in an initial public offering, in a demand registration or in a registration on a Form S-4 or Form S-8 or similar or successor forms. We call this right a "piggyback right" and the resulting registration a "piggyback registration."

        The registration rights outlined above are subject to conditions and limitations, including (i) the right of the underwriters to limit the number of shares to be included in a registration statement, and, with respect to demand registrations by the Sterling Funds, the right of the Sterling Funds to withdraw the registration statement.

        With respect to both demand registrations and piggyback registrations, if the offering is an underwritten offering, the Stockholder's right to include its Registrable Securities in such registration will be conditioned upon such stockholder's participation in the underwritten offering and entering into an underwriting agreement with the underwriters. If the Stockholder does not agree with the terms of the underwriting, it may withdraw its Registrable Securities from the registration.

        We are not required to effect a demand registration within six months after the effective date of a previous demand registration. We may also delay for a reasonable period not to exceed 120 days the filing of a registration statement for a demand registration if our board of directors determines that the filing of the registration statement would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated by us. The underwriters in any demand registration requested by the Sterling Funds will be selected by the Sterling Funds and must be reasonably acceptable to us.

        Other than underwriting discounts and commissions, we will pay all registration expenses in connection with a registration, including the expense of a single special counsel to the holders for each registration.

Equity Awards and Employment Agreements

        We have granted stock options or RSUs to our executive officers and our directors. For a description of these equity awards, see "Executive Compensation" and "Directors, Executive Officers and Corporate Governance—Director Compensation."

        We have entered into employment agreements with John E. Murphy, Edward C. Arditte, Nathalie Augustin, Kevin McDonnell, Dorothy Carlow, Maureen Minard, Peter Romano, Howard Glickberg (including a separation agreement), and Linda Siluk. For more information regarding certain of these arrangements, see "See "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements."

Employment Arrangements With Immediate Family Members of Our Executive Officers and Directors

        Larry Santoro, formerly our Senior Vice President—Chief Administrative Officer, is the brother of Charles W. Santoro, our Chairman of the Board. In fiscal 2015, prior to leaving our employ, Mr. L. Santoro received total compensation of $123,704 consisting of (i) $122,692 in cash compensation and (ii) $1,012 of group term life insurance premiums. In addition, Mr. L. Santoro received an aggregate of $260,000 in settlement of approximately 57,000 outstanding restricted stock units, which approximated the fair value of the underlying shares at the vesting date.

        Ms. Randi Glickberg, formerly one of our vice presidents, is the sister of Howard Glickberg, our former vice chairman of development and a director. In fiscal 2015, prior to leaving our employ, Ms. Glickberg received total compensation of $188,527, consisting of (i) $171,692 in cash compensation, (ii) $9,522 for automobile-related expenses, (iii) a $4,980 food allowance, and (iv) $2,333 of group term life insurance premiums. In addition, Ms. Glickberg received an aggregate of $73,846 in severance.

        During fiscal 2015, we employed a son of Peter Romano, our Vice President—Produce. Mr. Romano's son received total compensation of $171,396 in fiscal 2015, consisting of (i) $150,000 in cash compensation, (ii) a $7,800 car allowance and $96 of group term life insurance premiums and (iii) $13,500 representing the grant date fair value of restricted stock units granted in fiscal 2015.

 PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

        Our audit committee has appointed Grant Thornton LLP as our independent auditor for the fiscal year ending April 3, 2016. Stockholder ratification of the appointment of Grant Thornton is not required by law. The ratification of the appointment of Grant Thornton requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Grant Thornton, the audit committee will reconsider the appointment. Even if stockholders ratify the appointment of Grant Thornton, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of Fairway and its stockholders.

        Representatives of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The board of directors recommends that you vote FOR the ratification of Grant Thornton as our independent auditor for the fiscal year ending April 3, 2016.

Pre-Approval Policy

        The policy of the Audit Committee is to review all engagement letters for accounting firms for non-audit services while allowing Fairway to enter into the agreements, but to specifically pre-approve all services to be provided by the firm which performs the annual audit of our financial statements.

        All of the audit-related, tax and all other services provided by Grant Thornton to us in fiscal 2014 and fiscal 2015 were approved by our Audit Committee. All non-audit services provided in fiscal 2014 and 2015 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Grant Thornton Fees

        The following table presents aggregate fees billed to Fairway for services rendered by Grant Thornton for the fiscal years ended March 30, 2014 and March 29, 2015.

	2015	2014
Audit fees(1)	$1,259,356	$2,004,741
Audit-related fees	—	—
Tax fees(2)	$146,868	164,261
All other fees	—	—

Total	$1,406,224	$2,169,002

(1)
Consists of the aggregate fees billed for professional services rendered for (i) the audit of our consolidated financial statements and (ii) reviews of our unaudited interim financial statements and (iii) in fiscal 2014 the filing of our Registration Statement on Form S-1 related to our IPO, including fees related to the issuance of comfort letters and consents.

(2)
Consists of fees billed for professional services rendered for tax compliance and tax planning and advice. Tax compliance services included federal, state, and local tax return assistance and assistance with tax audits.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited financial statements for the year ended March 29, 2015. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing.

        The Audit Committee hereby reports as follows:

          1.     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company's management.

          2.     The Audit Committee has discussed with the Company's independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the Company's financial reporting process and internal accounting controls in addition to other matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB), as may be modified or supplemented.

          3.     The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence. The Audit Committee has concluded that Grant Thornton's provision of audit and non-audit services to the Company and its affiliates is compatible with Grant Thornton's independence.

          4.     The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company's website at: http://investors.fairwaymarket.com/corporate-governance.cfm.

          5.     Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Company's board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 2015, for filing with the Securities and Exchange Commission.

        This report is provided by the following independent directors, who comprise the committee:

Audit Committee
Stephen Key (Chair) Farid Suleman Robert Magnus

 STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2016 Annual Meeting of Stockholders (the "2016 Meeting") pursuant to Exchange Act Rule 14a-8 must be delivered to our Corporate Secretary at our principal executive offices no later than February 24, 2016 in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

        Stockholder proposals submitted for consideration at the 2016 Meeting but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices between March 30, 2016 and April 29, 2016 and comply with the other provisions of our amended and restated bylaws.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 Fairway Group Holdings Corp. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on Monday, July 27, 2015. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/FWM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR all nominees listed below and FOR Proposal 2. 1. Election of Directors: + For Withhold For Withhold 01 - Michael A. Barr 02 - Stephen L. Key ForAgainst Abstain 2. Proposal to ratify appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending April 3, 2016 Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 2 1 D V2 4 1 1 7 5 1 0243WB MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Fairway Group Holdings Corp. Notice of 2015 Annual Meeting of Stockholders 700 West 125th Street New York, New York 10027 (second floor, above Dinosaur Bar-B-Que) Proxy Solicited by Board of Directors for Annual Meeting – July 28, 2015 John E. Murphy, Edward C. Arditte and Nathalie Augustin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fairway Group Holdings Corp. to be held on July 28, 2015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

QuickLinks

GENERAL INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS